Exhibit 23.1


                                     [LOGO]
                          Mendlowitz Weitsen, LLP, CPAs
               K2 Brier Hill Court, East Brunswick, NJ 08816-3341
            Tel: 732.613.9700 Fax: 732.613.9705 E-mail: mw@MWLLP.com
                                  www.mwllp.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of SpeechSwitch, Inc. on Form SB-2 dated November 12, 2004, of our report dated January 14, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2003 and 2002.


                                    /s/ Mendlowitz Weitsen, LLP
                                    --------------------------------
                                    MENDLOWITZ WEITSEN, LLP
                                    East Brunswick, New Jersey


January 14, 2005